UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2018
____________________
ELLIE MAE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-35140 (Commission File Number)	94-3288780 (IRS Employer Identification Number)
4420 Rosewood Drive, Suite 500
Pleasanton, California 94588
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (925) 227-7000
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the annual meeting of stockholders of Ellie Mae, Inc. (the “Company”) held on May 18, 2018 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Amended Charter”) and the Company’s Amended and Restated Bylaws (the “Amended Bylaws”), each as described in Proposal No. 5 of the definitive proxy statement filed with the Securities and Exchange Commission on April 4, 2018 (the “Proxy”). The Amended Charter and Amended Bylaws provide for the declassification of the Board of Directors of the Company (the “Board”) to allow the Company’s stockholders to vote on an election of the entire Board on an annual basis, rather than on a staggered basis (the “Amendment”).
Effective May 18, 2018, the Company filed with the Secretary of State of the State of Delaware the Amended Charter to reflect the Amendment, which became effective upon filing.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Charter, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference, and the Amended Bylaws, a copy of which is attached as Exhibit 3.2 hereto and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, stockholders holding and entitled to vote 32,423,652 shares of common stock of the Company, or approximately 94.5% of the total outstanding shares of common stock on the record date for the Annual Meeting, were present in person or by proxy. At the Annual Meeting, the stockholders voted on the following six proposals, each of which is described in detail in the Proxy. The voting results are reported below.
Proposal No. 1: Election of Directors. The following individuals were elected to the Board to hold office until the 2021 annual meeting of stockholders or until such director’s successor is duly elected and qualified or until his earlier resignation or removal. The results of the election were as follows:

Nominee	For	Withheld	Broker Non-Votes
Sigmund Anderman	30,415,997	93,083	1,914,572
Craig Davis	29,632,476	876,604	1,914,572
Rajat Taneja	29,586,577	922,503	1,914,572

Proposal No. 2: Ratification of Selection of Independent Registered Public Accounting Firm. The stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. There were no broker non-votes on this proposal. The results of the ratification were as follows:

For	Against	Abstain
32,219,922	198,755	4,975
Proposal No. 3: Advisory Vote to Approve Executive Compensation. The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
29,910,128	563,882	35,070	1,914,572
Proposal No. 4: Advisory Vote on the Frequency of Future Stockholder Advisory votes on Executive Compensation. The stockholders approved, on a non-binding advisory basis, the frequency of future advisory votes on executive compensation. The results of the vote were as follows:

1 Year	2 Years	3Years	Abstain	Broker Non-Votes
30,092,891	2,243	334,955	78,991	1,914,572
Based on the recommendation of the Board in the Proxy for the Annual Meeting and the voting results with respect to the non-binding advisory vote to determine the frequency of future advisory votes on executive compensation, the Company will hold an advisory vote on executive compensation annually.
Proposal No. 5: Vote to Approve Amendment to Certificate of Incorporation and Bylaws to Provide for the Annual Election of Directors. The stockholders approved the amendment to the Company’s Certificate of Incorporation and Bylaws. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
30,424,884	9,224	74,972	1,914,572
Proposal No. 6: Stockholder Proposal Requesting the Company to Amend Governing Documents to Allow Stockholders to Call a Special Meeting. The stockholders did not approve the adoption of a stockholder proposal requesting the Company to amend its governing documents to allow stockholders to call a special meeting. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
8,535,957	21,037,660	935,463	1,914,572
 The results reported above are final voting results.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company.
3.2	Amended and Restated Bylaws of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2018	ELLIE MAE, INC.

By: /s/ Brian Brown
Name: Brian Brown
Title: Executive Vice President & General Counsel